Exhibit 99.1

GlycoMimetics Announces Proposed Public Offering of Common Stock

ROCKVILLE, Md.—(BUSINESS WIRE)—Mar. 19, 2018— GlycoMimetics, Inc. (Nasdaq: GLYC), a clinical-stage biotechnology company focused on the discovery and development of novel glycomimetic drugs, today announced that it intends to offer and sell, subject to market conditions, 4,500,000 shares of its common stock in an underwritten public offering. All of the shares of common stock to be sold in the offering will be offered by GlycoMimetics. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

GlycoMimetics intends to use the net proceeds of the offering to conduct and complete its planned Phase 3 clinical development program for GMI-1271 in patients with acute myeloid leukemia (AML) and to fund the research and development of its other clinical-stage and preclinical product candidates, including drug discovery, and for working capital and other general corporate purposes.

Jefferies and Cowen are acting as joint book-running managers for the offering. GlycoMimetics also intends to grant the underwriters a 30-day option to purchase up to an additional 675,000 shares of its common stock.

A shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on September 28, 2017 and declared effective by the SEC on October 6, 2017. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’swebsite at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may also be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by email at Prospectus_Department@Jefferies.com, or by phone at (877) 821-7388; or Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by phone at (631) 274-2806.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About GlycoMimetics, Inc.

GlycoMimetics is a clinical-stage biotechnology company focused on the discovery and development of novel glycomimetic drugs to address unmet medical needs resulting from diseases in which carbohydrate biology plays a key role. GlycoMimetics’ most advanced drug candidate, rivipansel, a pan-selectin antagonist, is being developed for the treatment of vaso-occlusive crisis in sickle cell disease and is being evaluated in a Phase 3 clinical trial being conducted by its strategic collaborator, Pfizer. GlycoMimetics’ wholly-owned drug candidate, GMI-1271, an E-selectin antagonist, was evaluated in an ongoing Phase 1/2 clinical trial as a potential treatment for AML and is currently being evaluated in a Phase 1 clinical trial for the treatment of multiple myeloma. The FDA granted GMI-1271 Breakthrough Therapy designation for the treatment of adult AML patients with relapsed/refractory disease. GlycoMimetics has also initiated a clinical trial with a third drug candidate, GMI-1359, a combined CXCR4 and E-selectin antagonist.

GlycoMimetics is located in Rockville, Maryland in the BioHealth Capital Region.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for GlycoMimetics, Inc., including statements about the Company’s anticipated public offering, anticipated use of proceeds and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the completion of ongoing clinical trials and the initiation of future clinical trials and such other factors as are set forth in the risk factors detailed in the Company’s Annual Report on Form 10- K filed with the SEC on March 6, 2018 and other filings with the SEC under the heading “Risk Factors.” In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.